UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 27, 2012

Date of report (date of earliest event reported)

Michaels Stores, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-09338	75-1943604
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

8000 Bent Branch Drive

Irving, Texas 75063

(Address of principal executive offices) (Zip Code)

(972) 409-1300

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

1.                                                    Additional 7¾% Senior Notes due 2018 and Supplemental Indenture

On September 27, 2012, Michaels Stores, Inc. (the “Company”) issued an additional $200,000,000 aggregate principal amount (the “Additional Senior Notes”) of its 7¾% senior notes due November 1, 2018 (the “2018 Senior Notes”). The Additional Senior Notes were issued under an indenture, dated as of October 21, 2010 (the “Indenture”), by and among the Company, the guarantors named therein (the “Guarantors”) and Law Debenture Trust Company of New York, as trustee (the “Trustee”), as amended on the date of such issuance by a supplemental indenture, dated as of September 27, 2012 (the “Supplemental Indenture”), by and among the Company, the Guarantors and the Trustee.

The Additional Senior Notes form a single class with the 2018 Senior Notes under the Indenture and have terms that are identical to the 2018 Senior Notes, except that interest on the Additional Senior Notes accrues from and including May 1, 2012, and the Additional Senior Notes are subject to the Registration Rights Agreement described below.  A description of the terms of the 2018 Notes is set forth in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on October 26, 2010, which is incorporated by reference herein.

2.                                                    Registration Rights Agreement

On September 27, 2012, the Company and the Guarantors entered into a registration rights agreement with the initial purchasers of the Additional Senior Notes with respect to the Additional Senior Notes (the “Registration Rights Agreement”) described above in Section 1 of this Item 1.01. Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed that it will use their reasonable best efforts to register with the Commission notes having substantially identical terms as the Additional Senior Notes as part of an offer to exchange freely tradable exchange notes for the Additional Senior Notes (the “Exchange Offer”).

The Company is required to use its reasonable best efforts to cause the Exchange Offer to be completed or, if required, to have a shelf registration statement declared effective, within 360 days after the issue date of the Additional Senior Notes.

If the Company fails to meet this target (a “Registration Default”), the annual interest rate on the Additional Senior Notes will increase by 0.25%. The annual interest rate on the Additional Senior Notes will increase by an additional 0.25% for each subsequent 90-day period during which the Registration Default continues, up to a maximum additional interest rate of 1.00% per year over the applicable interest rate described above. If the Registration Default is corrected, the applicable interest rate on the Additional Senior Notes will revert to the original level.

The foregoing descriptions of each of the Supplemental Indenture and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Supplemental Indenture and the Registration Rights Agreement, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

3.                                  Notice of Redemption of 13% Subordinated Discount Notes due 2016

On October 1, 2012, the Company caused to be delivered to the holders of the Company’s remaining outstanding 13% Subordinated Discount Notes due 2016 (the “Subordinated Discount Notes”)

an irrevocable notice of redemption relating to the redemption of all of the Company’s outstanding Subordinated Discount Notes.  The redemption date is November 1, 2012 (the “Redemption Date”).  The Company will redeem a portion of the Subordinated Discount Notes equal to the AHYDO Amount (as defined in the Indenture) at a redemption price equal to 100% and the remaining Subordinated Discount Notes at a redemption price equal to 104.333%.  In addition, the Company will pay accrued and unpaid interest on the redeemed notes up to, but not including, the Redemption Date.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01.                               FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits.

Exhibit No.	Description
4.1	Supplemental Indenture, dated as of September 27, 2012, by and among Michaels Stores, Inc., the guarantors named therein and Law Debenture Trust Company of New York, as trustee.
4.2	Registration Rights Agreement, dated as of September 27, 2012, by and among Michaels Stores, Inc., the guarantors named therein and the Initial Purchasers named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

Dated: October 2, 2012	By:	/s/ Charles M. Sonsteby
Charles M. Sonsteby
Member of the Interim Office of the Chief Executive Officer, Chief Administrative Officer & Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Supplemental Indenture, dated as of September 27, 2012, by and among Michaels Stores, Inc., the guarantors named therein and Law Debenture Trust Company of New York, as trustee.
4.2	Registration Rights Agreement, dated as of September 27, 2012, by and among Michaels Stores, Inc., the guarantors named therein and the Initial Purchasers named therein.